Exhibit 1.2

UNDERWRITING AGREEMENT

August 8, 2016

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

J.P. MORGAN SECURITIES LLC

As Representatives of the Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

Introductory.  SM Energy Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $150,000,000 aggregate principal amount of the Company’s 1.50% Convertible Senior Notes due 2021 ( the “Firm Notes”).  The Company also proposes to issue and sell to the Underwriters not more than an additional $22,500,000 aggregate principal amount of its 1.50% Convertible Senior Notes due 2021 (the “Option Notes”) if and to the extent that the Underwriters shall have exercised the right to purchase such Option Notes pursuant to Section 2(b) hereof.  The Firm Notes and the Option Notes are hereinafter collectively referred to as the “Securities.”  The Securities will be issued pursuant to an indenture dated as of May 21, 2015 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  Certain terms of the Securities will be established pursuant to a supplemental indenture to the Base Indenture dated as of the Closing Date (as defined in Section 3(a) hereof) (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).  The Securities will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Prospectus Supplement) (the “Underlying Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election, as set forth in the Prospectus Supplement.  To the extent there are no additional underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

In connection with the offering and sale of the Firm Notes by the Company pursuant to the terms of this Agreement, the Company is entering into one or more base capped call option transactions with one or more of the Underwriters or affiliates thereof (the “Capped Call Counterparties”) pursuant to base capped call confirmation letters dated as of the date hereof, subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Base Capped

Call Documentation”).  In connection with any exercise by the Underwriters of their option to purchase any Option Notes, the Company may enter into one or more additional capped call option transactions with the Capped Call Counterparties pursuant to additional capped call confirmation letters (the “Additional Capped Call Confirmations”) to be dated as of the date of such exercise, subject to an agreement in the form of the ISDA 2002 Master Agreement (the “Additional Capped Call Documentation” and, together with the Base Capped Call Documentation, the “Capped Call Documentation”).

Concurrently with the execution of this Agreement, the Company has entered into an Underwriting Agreement (the “Equity Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters named therein, for the issuance and sale by the Company of 16,000,000 shares of Common Stock.

The Company hereby confirms its agreements with the Underwriters as follows:

SECTION 1.                                      Representations and Warranties.  The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof that:

(a)                                             Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-203936), including a post-effective amendment thereto, which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto, including the Base Prospectus.  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)                                             Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective upon filing with the Commission under the Securities Act.  No stop order suspending the effectiveness of the Registration Statement is in effect, the Commission has not issued any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, at the date hereof and at the Closing Date and any Option Closing Date, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, at the time of any filing pursuant to Rule 424(b) and, at the Closing Date and any Option Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 8(b) hereof.

The documents incorporated by reference or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package (as defined herein) and the Prospectus, when they were filed or hereafter are filed with the Commission (the “Incorporated Documents”) conformed and will conform in all material respects to the requirements of the Exchange Act.  Any further documents so filed and incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission will conform in all material respects to the requirements of the Exchange Act.  All documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date and any Option Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                              Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the Securities Act, and (iv) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the Closing Date or any Option Closing Date; the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form; and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(d)                                             Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus, as amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule B hereto.  As of 9:30 pm (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)                                              Company Not Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement relating to the Securities that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an “ineligible issuer.”

(f)                                               Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Closing Date and any Option Closing Date or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  Any Issuer Free Writing Prospectus not identified on Schedule B, when taken together with the Disclosure Package, did not, and at the Closing Date and each Option Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof

(g)                                              Distribution of Offering Material by the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date, any Option Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives.

(h)                                             The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(i)                                                 Authorization of the Securities.  The Securities to be purchased by the Underwriters from the Company (i) will on the Closing Date or any Option Closing Date be in the form contemplated by the Indenture, (ii) have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture, (iii) at the Closing Date and any Option Closing Date, will have been duly executed by the Company, and (iv) when issued and authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) (collectively, the “Enforceability Exceptions”)  and will be entitled to the benefits of the Indenture.

(j)                                                Absence of Registration Rights.  There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the Securities Act, except with respect to registration rights which have already been satisfied by the Company.  There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of the Securities by the Company pursuant to this Agreement.

(k)                                             Authorization of the Indenture.  The Indenture has been duly authorized by the Company and, at the Closing Date, will have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.  The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(l)                                                 Maximum Number of Underlying Common Stock.  The maximum number of shares of Underlying Common Stock initially issuable upon conversion of the Securities (including the maximum number of shares of Underlying Common Stock that may be issued upon conversion of the Securities in connection with a make-whole fundamental change, assuming the Company elects to issue and deliver solely shares of Common Stock in respect of all such conversions) (the “Maximum Underlying Shares”) have been duly authorized and reserved for issuance and, when and to the extent issued upon conversion of the Securities in accordance with the terms of the Securities and the Indenture, will be validly issued, fully paid and non-assessable, and the issuance of any shares of Underlying Common Stock will not be subject to any preemptive or similar rights of any securityholder of the Company.

(m)                                         [Reserved]

(n)                                             Authorization of the Capped Call Documentation.  The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, the Capped Call Documentation and to consummate the transactions contemplated thereby.  Each of the (i) Base Capped Call Documentation has been duly authorized, executed and delivered by the Company and constitutes, and (ii) any Additional Capped Call Documentation has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute, in each case, a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(o)                                             Description of the Transaction Documents.  This Agreement, the Securities, the Indenture and the Capped Call Documentation (collectively, the “Transaction Documents”) will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package and the Prospectus. The shares of issued and outstanding capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and Prospectus.  The form of the Securities conforms to the corporate law of the jurisdiction of the Company’s incorporation and to any requirements of the Company’s organizational documents.

(p)                                             No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or business prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company, except for (A) dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock and (B) cash dividends paid by the Company of $0.05 per share of the Company’s Common Stock paid on May 4, 2016.

(q)                                             Independent Accountants.  Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission and incorporated by reference in the Disclosure Package and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Ernst & Young LLP to the Company have been approved by the Audit Committee of the Board of Directors of the Company.

(r)                                                Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, incorporated by reference in the Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The financial data set forth in the Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Summary Consolidated Historical Financial Information”] fairly presents in all material respects the information set forth therein on a basis consistent with that of the audited financial statements incorporated by reference in the Disclosure Package and the Prospectus.  Nothing has come to the attention of the Company and its subsidiaries that has caused them to believe that the statistical and market-related data and forward-looking statements included in the Disclosure Package and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(s)                                               Good Standing of the Company.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change.

(t)                                                No Significant Subsidiaries.  The subsidiaries of the Company, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.  Except for WCT Leasing LLC, a Delaware limited liability company and Boot Leasing LLC, a Delaware limited liability company, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(u)                                             Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.

(v)                                             Corporate Power.  The Company has full right, power and authority to execute and deliver the Transaction Documents and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(w)                                           Absence of Defaults and Conflicts. The Company is not in violation of its charter or by-laws or other governing documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not, singly or in the aggregate, result in a Material Adverse Change; and the execution, delivery and performance of the Transaction

Documents and the consummation of the transactions contemplated therein and in the Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments, (B) result in any violation of the provisions of the charter or by-laws of the Company or (C) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations (except, with respect to clauses (A) and (C) only, for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Change and materially adversely affect the consummation of the transactions contemplated hereby). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(x)                                             Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Disclosure Package and the Prospectus (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business of the Company and its subsidiaries, could not reasonably be expected to result in a Material Adverse Change.

(y)                                             Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual

Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Change.

(z)                                              Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Transaction Documents, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Indenture or the Capped Call Documentation or for the due execution, delivery or performance of the Transaction Documents by the Company, except such as have been already obtained or as may be required under the Securities Act, the rules of the New York Stock Exchange, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(aa)                                      Possession of Licenses and Permits. The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it; the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Change; and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

(bb)                                      Title to Property. The Company and its subsidiaries have good and marketable title to all material real property owned by the Company and its subsidiaries, including without limitation, all oil and gas properties, and good title to all other properties owned by them including, without limitation, all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Disclosure Package and the Prospectus or (ii) where the failure to hold such title would not, singly or in the aggregate, result in a Material Adverse Change; and all of the leases and subleases of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Prospectus, including, without limitation, all oil and gas producing properties of the Company and its subsidiaries and all assets and facilities used by the Company and its subsidiaries in the production and marketing of oil and gas, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure of a lease or sublease to be in full force and effect or the existence of any such claim would not, singly or in the aggregate, result in a Material Adverse Change.

(cc)                                        Environmental Laws. Except as described in the Disclosure Package and the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products or asbestos containing materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under applicable Environmental Laws for their operations as presently conducted and are each in compliance with their requirements; (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, written demands, claims, liens, notices of noncompliance or violation, investigation or proceedings arising pursuant to any Environmental Law asserted against the Company or any of its subsidiaries and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws or the violation of any Environmental Laws.

(dd)                                      Independent Petroleum Engineers. Ryder Scott Company, L.P., whose report as of December 31, 2015 is referenced in the Disclosure Package and the Prospectus was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company and its subsidiaries.

(ee)                                        Accuracy of Reserve Information. The oil and natural gas reserve estimates of the Company and its subsidiaries as of December 31, 2013, 2014 and 2015 contained in the Disclosure Package and the Prospectus are derived from reports that have been prepared by, or have been audited by, Ryder Scott Company, L.P., as set forth and to the extent indicated therein, and such estimates fairly reflect the oil and natural gas reserves of the Company and its subsidiaries, as applicable, at the dates indicated therein and are in accordance, in all material respects, with Commission guidelines applied on a consistent basis throughout the periods involved.

(ff)                                          Oil and Gas Agreements. The participation agreements, joint development agreements, joint operating agreements, farm-out agreements and other agreements described in the Disclosure Package and the Prospectus relating to the Company’s or its subsidiaries’ rights with respect to the ownership, lease or operation of oil and gas properties, the acquisition of interests in oil and gas properties or the exploration for, development of or production of oil and gas reserves thereon, constitute valid and binding agreements of the Company and, to the knowledge of the Company without inquiry, of the other parties thereto, enforceable against the Company and/or its subsidiaries, as applicable, in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(gg)                                        Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Disclosure Package and the Prospectus fairly presents in all material respects the information contained therein and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) except as disclosed in the Disclosure Package and the Prospectus, no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries employ disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(hh)                                      Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ii)                                              Payment of Taxes.  Except as otherwise disclosed in the Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Change, (i) the Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof and (ii) there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(jj)                                            Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and business, in such amounts and covering such risks as is reasonably adequate to protect the Company, its subsidiaries and their businesses. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(kk)                                      No Price Stabilization or Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ll)                                              Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(mm)                              Regulations T, U, X.  Neither the Company nor any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(nn)                                      ERISA Compliance.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company and its subsidiaries and any “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Company, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Company, its subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Company or such subsidiary is or, within the last six years, has been a member.  No “reportable event” (as defined in Section 4043 of ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates.  No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the

Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in Section 4001 of ERISA) that would, singly or in the aggregate (with any other such “single employer plan”), reasonably be expected to result in a Material Adverse Change.  Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) that would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change under Sections 430, 4971, 4975 or 4980B of the Code.  To the knowledge of the Company, each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(oo)                                      Compliance with Labor Laws.  Except as otherwise disclosed in the Disclosure Package and the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending, or to the best of the Company’s knowledge, threatened, against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the best of the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(pp)                                      Related Party Transactions.  No relationship, direct or indirect, or transaction exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any Affiliate of the Company, on the other hand, which is required by the Securities Act to be disclosed in the Registration Statement, Disclosure Package or the Prospectus which is not so disclosed.  Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any Affiliate of the Company to or for the benefit of any of the officers or directors of the Company or any Affiliate of the Company or any of their respective family members.

(qq)                                      Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor any director, officer, or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(rr)                                            Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ss)                                          No Conflict with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.  For the past 5 years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(tt)                                            Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.                            Purchase and Sale.

(a)                                       Firm Notes.  The Company agrees to issue and sell to the several Underwriters the Firm Notes upon the terms but subject to the conditions herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Firm Notes set forth opposite their names on Schedule A at a purchase price of 96.75% of the principal amount thereof plus accrued interest, if any, from August 12, 2016 to the Closing Date.

(b)                                       Option Notes.  In addition, subject to the terms and conditions and in reliance upon the representations, warranties and agreement herein set forth, the Company grants to the Underwriters an option to purchase the Option Notes at the purchase price referred to above in Section 2(a) plus accrued interest, if any, from August 12, 2016 to the applicable Option Closing Date (as defined below).  Each Underwriter agrees, severally and not jointly, to purchase the number of Option Notes that bears the same proportion to the total number of Option Notes to be sold as the number of Firm Notes set forth on Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Notes.  The option granted herein may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date of the Prospectus, by written notice to the Company.  Such notice shall set forth the aggregate number of Option Notes as to which the option granted hereby is being exercised and the date and time when the Option Notes are to be delivered (any such time and date being referred to as the “Option Closing Date”); provided, however, that no Option Closing Date shall be earlier than the Closing Date (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised for any exercise of the option after the Closing Date nor later than the fifth business day after the date on which the option shall have been exercised.

SECTION 3.                            Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a)                                       Delivery and Payment for the Firm Notes.  Delivery of certificates for the Firm Notes in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on August 12, 2016, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  Payment for the Firm Notes shall be made on the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Notes.  Wells Fargo Securities, LLC, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Firm Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.  Delivery of the Firm Notes shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(b)                                       Delivery and Payment for the Option Notes. Delivery of the Option Notes by the Company and payment for the Option Notes by the several Underwriters through the Representative shall be made at 9:00 a.m., New York City time, on the Option Closing Date or at such other date or place as shall be determined by agreement between the Representative and the Company.  Payment for the Option Notes shall be made on the Option Closing Date by wire transfer of immediately available funds to the order of the Company.  It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Option Notes. Wells Fargo Securities, LLC, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Option Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Option Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement. Delivery of the Option Notes shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(c)                                        Public Offering of the Securities.  The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)                                 Delivery of the Securities.  Delivery of the Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e)                                  Delivery of the Prospectus to the Underwriters.  Not later than 10:00 a.m. on the second business day following the date the Securities are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 4.                            Additional Covenants.  The Company further covenants and agrees with each Underwriter as follows:

(a)                                       Representatives Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date, Option Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b)                                       Securities Act Compliance.  After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) when the Registration Statement, if not effective at the Applicable Time, shall have become effective, (ii) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (iii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iv) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act).  The Company shall use commercially reasonable efforts to prevent the issuance of any such stop order or notice of prevention or suspension of such use.  If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice at the earliest possible moment, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)                                        Exchange Act Compliance.  During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)                                       Final Term Sheet.  The Company will prepare a final term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e)                                        Permitted Free Writing Prospectuses  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule B hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 1(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f)                                         Amendments and Supplements to the Registration Statement, Disclosure Package and Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if in the opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the

Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 4(a) and 4(e) hereof), file with the Commission (and use its commercially reasonable efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or then prevailing, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(g)                                        Copies of the Registration Statements and the Prospectus.  The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may reasonably request.

(h)                                       Blue Sky Compliance.  The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Securities and the Underlying Common Stock for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial securities laws or other foreign laws of those jurisdictions designated by the Representatives and consented to by the Company, and the Company shall comply in all material respects with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  The Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its commercially reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                                     Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus.

(j)                                    Agreement Not To Offer or Sell Additional Securities.  During the period of 60 days following the date hereof, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), (i) directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any shares of Common Stock of the Company or any securities of the Company exchangeable for or convertible into shares Common Stock of the Company, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the Equity Underwriting Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the Disclosure Package and the Prospectus or (C) any shares of Common Stock, restricted stock, restricted stock units, performance units or other equity-based awards issuable or issued, or options to purchase Common Stock to be granted or granted, pursuant to an existing employee benefit plan of the Company referred to in the Registration Statement, the Disclosure Package and the Prospectus.

(k)                                 DTC.  The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Securities to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(l)                                     Underlying Common Stock.  The Company agrees to reserve and keep available at all times, free of preemptive rights, the Maximum Underlying Shares.

(m)                             NYSE Listing.  The Company agrees to use its reasonable best efforts to list, subject to notice of issuance, the Maximum Underlying Shares on the New York Stock Exchange.

(n)                                 Earnings Statement.  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(o)                                 Periodic Reporting Obligations.  During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

(p)                                 Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(q)                                 Compliance with Sarbanes-Oxley Act.  During the Prospectus Delivery Period, the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(r)                                          Future Reports to the Underwriters.  At any time when the Company is not subject to Section 13 or 15 of the Exchange Act and any Securities or Underlying Common Stock remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters:  (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

(s)                                         No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(t)                                          Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(u)                                       Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

The Representatives on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 5.                            Payment of Expenses.  The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including the registration, issue, sale and delivery of the Securities); (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters; (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors; (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters of the Transaction Documents; (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda and any related supplements to the Disclosure Package or the Prospectus); (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Underlying Common Stock; (vii) any fees payable in connection with the rating of the Securities or the Underlying Common Stock with ratings agencies; (viii) the fees and expenses of any transfer agent or registrar for the Securities or the Underlying Common Stock; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; (x) the fees and expenses incurred in connection with the listing of the Maximum Underlying Shares on the New York Stock Exchange and any registration thereof under the Exchange Act (xi) the filing fees for FINRA’s review of the offering of the Securities, and the reasonable fees and disbursements of counsel to the Underwriters in connection with compliance with FINRA’s rules and regulations; (xii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company of its other obligations under this Agreement, (xiii) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, and (xiv) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section 5.

SECTION 6.                            Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date and any Option Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date and any Option Closing Date as though then made and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                             Accountant’s Comfort Letter.

(i)                                     On the date hereof, the Underwriters shall have received from Ernst & Young LLP, the independent registered public accounting firm for the Company, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, covering certain financial information in the Disclosure Package and other customary matters.

(ii)                                  On the Closing Date and any Option Closing Date, the Underwriters shall have received from Ernst & Young LLP a “bring-down comfort letter” dated the Closing Date and any Option Closing Date addressed to the Underwriters, in form and substance satisfactory to the Representatives, in the form of such firm’s “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial information in the Prospectus and any amendment or supplement thereto; and (ii) procedures shall be brought down to a date no more than three days prior to the Closing Date or any Option Closing Date.

(b)                                 Compliance with Registration Requirements; No Stop Order.  For the period from and after effectiveness of this Agreement and prior to the Closing Date and any Option Closing Date and, with respect to the Securities:

(i)                                     the Company shall have filed the Prospectus with the Commission (including the information required by Rules 430A, 430B and 430C under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act;

(ii)                                  the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433; and

(iii)                               no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall have been instituted or threatened by the Commission; and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.

(c)                                              No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date or any Option Closing Date:

(i)                                     in the judgment of the Representatives, there shall not have occurred any Material Adverse Change; and

(ii)                                  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries or any of their securities or indebtedness by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act.

(d)                                             Opinion of Counsel for the Company.  On the Closing Date and any Option Closing Date the Underwriters shall have received the favorable opinion of Holland & Hart LLP, counsel for the Company, dated as of such Closing Date or any Option Closing Date, as the case may be, the form of which is attached hereto as Exhibit A.

(e)                                              Opinion of Special Counsel for the Company.  On the Closing Date and any Option Closing Date the Underwriters shall have received the favorable opinions of Mayer Brown LLP, special New York counsel for the Company, and Sidley Austin LLP, special debt counsel for the Company, dated as of such Closing Date or any Option Closing Date, as the case may be, the form of which is attached hereto as Exhibit B.

(f)                                               Opinion of Counsel for the Underwriters.  On the Closing Date and any Option Closing Date the Underwriters shall have received the favorable opinions of Baker Botts L.L.P. and Davis Polk & Wardwell LLP, counsel for the Underwriters, dated as of such Closing Date or any Option Closing Date, as the case may be, with respect to such matters as may be reasonably requested by the Underwriters.

(g)                                              Officers’ Certificate.  On the Closing Date and any Option Closing Date the Underwriters shall have received a written certificate executed by (1) the Chief Executive Officer, President or the General Counsel of the Company and (2) the Chief Financial Officer or Principal Accounting Officer of the Company, dated as of the Closing Date and any Option Closing Date, to the effect set forth in subsections (b) and (c)(ii) of this Section 6, and further to the effect that:

(i)                                     for the period from and after the date of this Agreement and prior to the Closing Date or any Option Closing Date, as the case may be, there has not occurred any Material Adverse Change;

(ii)                                  the representations, warranties and covenants of the Company set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date or any Option Closing Date, as the case may be, with the same force and effect as though expressly made on and as of the Closing Date or any Option Closing Date; and

(iii)                               the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date and any Option Closing Date.

(h)                                 Form of Securities and Indenture.  The Securities and the Indenture shall be executed by the Company, in form and substance reasonably satisfactory to the Representatives and the Trustee.

(i)                                           Reserve Letters. On the date hereof and on the Closing Date and any Option Closing Date, Ryder Scott Company, L.P. shall have furnished to the Representatives, at the request of the Company, reserve report confirmation letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in such letters to Underwriters with respect to its audits of the reserves of the Company referred to in the Disclosure Package and the Prospectus.

(j)                                          Lock-up Agreements.  The Representatives shall have received an agreement for the benefit of the Underwriters in the form set forth as Exhibit C hereto, signed by each of the persons listed on Exhibit D hereto.

(k)                                       NYSE Listing.  The Maximum Underlying Shares issuable upon conversion of the Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(l)                                           Additional Documents.  On or before the Closing Date and any Option Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 6 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 5, 7, 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 7.                            Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives pursuant to Section 6 or any of clauses (i), (v) or (vi) of Section 11 hereof, including if the sale to the Underwriters of the Securities on the Closing Date or any Option Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 8.                            Indemnification.

(a)                                             Indemnification of the Underwriter.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based:  (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B or 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact, in each case, necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; (iv) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; (v) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clauses (i) or (ii) above, provided that the Company shall not be liable under this clause (v) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct; and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Wells Fargo Securities, LLC pursuant to Section 8(c)) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement and expense reimbursement obligation shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to any of the foregoing).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)                                             Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company and each such director or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company or such director or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters through the Representatives have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the thirteenth and fourteenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus Supplement and the Prospectus.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                                              Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)), which shall be selected by Wells Fargo Securities, LLC in the case of counsel representing the Underwriters or their related persons), representing the indemnified parties who are parties to such action; or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)                                             Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding; and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 9.                            Contribution.  If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the cover page of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or inaccuracy.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 hereof for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the discount received by such Underwriter in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 9, each affiliate, director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.                     Default of One or More of the Several Underwriters.  If, on the Closing Date or any Option Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase any Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of any Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the principal amount of such Securities to be purchased set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or any Option Closing Date, any one or more of the Underwriters shall fail or refuse to purchase any Securities and the principal amount of such Securities with respect to which such default occurs exceeds 10% of the principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 5, 7, 8 and 9 shall at all times be effective and shall survive such termination.  In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or any Option Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.  As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10.  Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 11.                     Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time:  (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NYSE; (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by any federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Pricing Disclosure Package or to enforce contracts for the sale of securities; (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 10 shall be without liability on the part of (1) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 5 and 7 hereof; (2) any Underwriter to the Company; or (3) any party hereto to any other party except that the provisions of Sections 8 and 9 hereof shall at all times be effective and shall survive such termination.

SECTION 12.                     Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, its directors and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

SECTION 13.                     Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Underwriters:

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Attention: Transaction Management

Facsimile: (212) 214-5918 (with such fax to be confirmed by telephone to (212) 214-6144)

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, NY 10036

Facsimile:  (646) 855 3073

Attention:  Syndicate Department

with a copy to:

Facsimile:  (212) 230-8730

Attention:  ECM Legal

J.P. Morgan Securities LLC

383 Madison Avenue, 7th Floor

New York, New York 10179

Attention: Equity Syndicate Desk

with a copy (which shall not constitute notice) to:

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Facsimile:  (214) 661-4634
Attention:  Douglass M. Rayburn

If to the Company:

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
Facsimile:  (303) 864-2598
Attention:  General Counsel

with copies (which shall not constitute notice) to:

Holland & Hart LLP

555 Seventeenth Street, Suite 3200

Denver, Colorado 80202

Facsimile:  (303) 291-9145
Attention:  Lucy Stark

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 14.                     Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of (i) the Company, its respective directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signed the Registration Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement.  The term “successors and assigns” shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

SECTION 15.                     Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16.                     Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD APPLY THE LAWS OF ANY OTHER STATE.

Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 17.                     No Advisory or Fiduciary Responsibility.  The Company acknowledges and agrees that: (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or any of its respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent the Company deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 18.                     General Provisions.  This Agreement constitutes the entire agreement of the parties (including the Company and the several Underwriters) to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SM Energy Company

By:	/s/ A. Wade Pursell
	Name:	A. Wade Pursell
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

WELLS FARGO SECURITIES, LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
J.P. MORGAN SECURITIES LLC

Acting on behalf of themselves and as the
Representatives of the several Underwriters

By:	Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Paul Bjorneby
	Name:	Paul Bjorneby
	Title:	Managing Director

By:	J. P. Morgan Securities LLC

By:	/s/ Yaw Asamoah-Duodu
	Name:	Yaw Asamoah-Duodu
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Firm Notes to be Purchased
Wells Fargo Securities, LLC	$37,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	30,000,000
J.P. Morgan Securities LLC	30,000,000
Barclays Capital Inc.	8,775,000
BBVA Securities Inc.	8,775,000
Comerica Securities, Inc.	4,500,000
BOK Financial Securities, Inc.	3,450,000
Capital One Securities, Inc.	3,450,000
Deustche Bank Securities Inc.	3,450,000
KeyBanc Capital Markets Inc.	3,450,000
Santander Investment Securities Inc.	3,450,000
Scotia Capital (USA) Inc.	3,450,000
U.S. Bancorp Investments, Inc.	3,450,000
Goldman, Sachs & Co.	3,150,000
Tudor, Pickering, Holt & Co. Securities, Inc.	3,150,000
Total	$150,000,000

Schedule A-1

SCHEDULE B

ISSUER FREE WRITING PROSPECTUS

Final Term Sheet, dated August 8, 2016, as set forth in Annex I to this Agreement.

Schedule B-1

EXHIBIT A

Form of opinion of counsel for the Company to be delivered pursuant to Section 6(d) of the Underwriting Agreement.

(a)                                 The Company is validly existing as a corporation and is in good standing under the laws of the State of Delaware, with full corporate power and authority necessary to own or lease its properties and to conduct its business, in each case as described in the Disclosure Package and Prospectus, in all material respects.

(b)                                 The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, the Indenture and the Securities. The Indenture has been duly qualified under the Trust Indenture Act. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture have been duly and validly authorized by all necessary corporate action of the Company, and the Indenture has been duly executed and delivered by the Company.

(c)                                  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Securities have been duly authorized by all necessary corporate action of the Company, and the Securities have been duly executed and delivered by the Company.  When the Securities are delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the Securities will have been duly issued by the Company in accordance with the provisions of the Indenture.

(d)                                 The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, the Underwriting Agreement and to consummate the transactions contemplated thereby.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action of the Company.  The Underwriting Agreement has been duly executed and delivered by the Company.

(e)                                  The Company has all requisite corporate power and authority to execute and deliver, and perform its obligations under, the Capped Call Documentation and to consummate the transactions contemplated thereby.  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Capped Call Documentation and the consummation by the Company of the transactions contemplated thereby has been duly and validly authorized by all necessary corporate action of the Company.  The Underwriting Agreement has been duly executed and delivered by the Company.

(f)                                   The Securities are convertible into cash and, if applicable, shares of Common Stock of the Company in accordance with the terms of the Indenture.  The Maximum Underlying Shares as of the Closing Date have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion as provided in the Indenture, will be validly issued, fully paid and nonassessable and will not be subject to any preemptive or other similar

Exhibit A-1

right created by the Company’s certificate of incorporation and the General Corporation Law of the State of Delaware.

(g)                                  The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Underwriting Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus).

(h)                                 The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents and the consummation of the transactions contemplated thereby (including, without limitation, the issuance and sale of the Securities by the Company to the Underwriters and the issuance of the Underlying Common Stock upon the conversion of the Securities) will not constitute or result in a breach or a default under (or an event that with notice or the passage of time or both would constitute a default under) any of (i) any instrument to which the Company is a party and which is filed as an exhibit and set forth on the exhibit list to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 or any other report filed by the Company with the Commission under Section 13(a) of the Exchange Act after the date of such Annual Report on Form 10-K and through the dates of the Disclosure Package and the Prospectus, which reports are incorporated by reference in the Disclosure Package and the Prospectus, (ii) the restated certificate of incorporation or the amended and restated bylaws of the Company, (iii) the Delaware General Corporation Law or any Colorado or United States federal statute that, in our experience, is applicable to transactions of the type contemplated by the Transaction Documents or (iv) any judgment, order or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Company that is known to us, except, with respect to clauses (i), (iii) and (iv) only, for any such breach or default that would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.  With respect to clause (iii) above, such counsel need express no opinion as to the applicability of any state securities or Blue Sky laws or federal or state antifraud laws, rules or regulations.

(i)                                     No consent, approval, authorization or order of any United States federal or Colorado governmental authority is required for the issuance and sale by the Company of the Securities to the Underwriters and the issuance of the Underlying Common Stock upon a conversion of the Notes, or the consummation by the Company of the other transactions contemplated by the Underwriting Agreement, except (i) such consents, approvals, authorizations or orders as have been obtained prior to the date hereof, (ii) such consents, approvals, authorizations or orders as may be required under Blue Sky laws, as to which such counsel need express no opinion, and (iv) such consents, approvals, authorizations or orders as may be required in connection with the listing of the Underlying Common Stock on the New York Stock Exchange.

(j)                                    The Company is not, and immediately after the sale of the Securities to be sold pursuant to the Underwriting Agreement and the application of the proceeds from such sale as

Exhibit A-2

described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.

(k)                                 The statements under the captions “Description of Debt Securities,” “Description of Notes,” “Description of Other Indebtedness,” “Description of Capital Stock” and “Material United States Federal Income Tax Considerations” in the Disclosure Package and the Prospectus, insofar as such statements relate to statements of law or summaries of documents referred to therein or of legal conclusions, have been reviewed by us and such statements of law and summaries of documents are accurate in all material respects.

(l)                                     The Registration Statement became effective under the Securities Act automatically upon filing with the Commission on August 8, 2016.  To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment to the Registration Statement is in effect and no proceedings for such purpose pursuant to Section 8A of the Securities Act have been instituted or are pending or threatened by the Commission.  Any required filing of the Preliminary Prospectus and the Prospectus pursuant to Rule 424(b) of the Securities Act has been made in the manner and within the time period required by Rule 424(b) of the Securities Act.  Any required filing of the Final Term Sheet has been made in the manner and within the time period required by Rule 433 of the Securities Act.

In addition, such counsel shall also state, and may state in a separate letter, that it has participated in conferences with representatives of the Company and with representatives of its independent accountants and independent reserve engineers at which conferences the contents of the Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed. Although such counsel has not undertaken to determine independently, is not passing upon, and does not assume any responsibility for, or express any opinion regarding the accuracy, completeness or fairness of the statements contained in the Disclosure Package or the Prospectus and any amendment or supplement thereto (except and to the extent set forth in paragraph (m) above), based upon the participation described above, nothing has come to the attention of such counsel to lead such counsel to believe that (i) the Registration Statement, as of the latest effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (ii) the Disclosure Package, as of the Applicable Time, or that the Prospectus, as of its date or at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In making the foregoing statement, such counsel need not express any comment or belief with respect to the financial statements and notes and related schedules and other financial and accounting data, the Trustee’s Statement of Eligibility on Form T-1 and the oil and natural gas reserve estimates contained in or omitted from the Disclosure Package or the Prospectus.

Such counsel shall also state, and may state in a separate letter, that the Registration Statement and the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial

Exhibit A-3

statements and supporting schedules and other financial and accounting data included or incorporated by reference therein or in exhibits to or excluded from the Registration Statement, and the Trustee’s Statement of Eligibility on Form T-1, as to which no opinion need be rendered) appeared or appear on its face to be appropriately responsive in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder (except that such counsel need not express any view, belief or comment as to Regulation S-T promulgated thereunder).

Exhibit A-4

EXHIBIT B

Form of opinion of special counsel for the Company to be delivered pursuant to Section 6(e) of the Underwriting Agreement.

(a)                                 The Indenture, when duly executed and delivered by the Company (assuming the due authorization, execution and delivery thereof by the Trustee), will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

(b)                                 Each of the (i) Base Capped Call Documentation has been duly authorized, executed and delivered by the Company and constitutes, and (ii) any Additional Capped Call Documentation has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute, in each case, a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

(c)                                  The Securities, when issued and delivered by the Company and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement (assuming the due authentication and delivery of the Securities by the Trustee in accordance with the Indenture), will constitute the valid and legally binding obligations of the Company, entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to the Enforceability Exceptions.

EXHIBIT B-1

EXHIBIT C

WELLS FARGO SECURITIES, LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

J.P. MORGAN SECURITIES LLC

As Representatives of the Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

The undersigned understands that Wells Fargo Securities, LLC and certain other firms (the “Underwriters”) propose to enter into (i) an Underwriting Agreement (the “Equity Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Securities”) of Common Stock, par value $0.01 per share (the “Common Stock”), of SM Energy Company, a Delaware corporation (the “Company”) and (ii) an Underwriting Agreement (the “Convertible Notes Underwriting Agreement” and, together with the Equity Underwriting Agreement, the “Underwriting Agreements”) providing for the purchase by the Underwriters of 1.50% Senior Convertible Notes due 2021 ( the “Convertible Notes” and, together with the Common Stock, the “Securities”), and that the Underwriters propose to reoffer the Common Stock and the Convertible Notes to the public (the “Offerings”).

In consideration of the execution of the Underwriting Agreements by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Wells Fargo Securities, LLC, on behalf of the Underwriters, the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction that would have the same effect, or enter into any swap, hedge, or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any of these transactions are to be settled by delivery of Common Stock or other securities, in cash, or otherwise, or publicly disclose the intention to make any offer, sale, pledge, or disposition, or to enter into any transaction, swap, hedge, or other arrangement for a period of 60 days after the date of the prospectus supplement relating to the Offering (such 60-day period, the “Lock-Up Period”), except (i) that the undersigned may sell, pledge or dispose of shares of Common Stock that were acquired by the undersigned in the open market after the date of the prospectus supplement, provided that no filing under the Securities Exchange Act of 1934, as amended, shall be required or shall be voluntarily made in connection with any such sale, pledge or disposition (other than a filing on a Form 5, Schedule 13D or Schedule 13G (or 13D A or 13G A) made after the expiration of the Lock-Up Period) and (ii) the undersigned may sell, pledge or dispose of any shares of Common Stock to a family member, family partnership (including a limited partnership), other family investment entity or trust, provided that in connection with any

EXHIBIT C-1

such sale, pledge or disposition (A) the recipient agrees to be bound in writing by the terms of this agreement prior to such sale, pledge or disposition and (B) the transfer is not a sale, pledge or disposition for value.

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with both of the Offerings, if neither of the Underwriting Agreements become effective, or if the Underwriting Agreements (other than the provisions thereof which survive termination) shall both terminate or be terminated prior to payment for and delivery of the applicable Securities, the undersigned will be released from its obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offerings in reliance on this Lock-Up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to the Underwriting Agreements, the terms of which are subject to negotiation between the Company, and the Underwriters.

[Signature Page Follows]

EXHIBIT C-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

EXHIBIT C-1

EXHIBIT D

PERSONS AND ENTITIES SUBJECT TO LOCK-UP AGREEMENTS

Larry W. Bickle

Stephen R. Brand

Loren M. Leiker

Javan D. Ottoson

Ramiro G. Peru

Julio M. Quintana

Rose M. Robeson

William D. Sullivan

A. Wade Pursell

David W. Copeland

Herbert S. Vogel

Mark D. Mueller

EXHIBIT D-1

ANNEX I

Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-203936
Supplementing the
Preliminary Prospectus Supplements dated August 8, 2016
(to Prospectus dated August 8, 2016)

PRICING TERM SHEET
Dated as of August 8, 2016

SM Energy Company

16,000,000 Shares of Common Stock

and
$150,000,000 1.50% Convertible Senior Notes due 2021

The information in this pricing term sheet relates to offerings by SM Energy Company of 16,000,000 shares of its common stock (the “Shares”) and $150,000,000 1.50% Convertible Senior Notes due 2021(the “Notes”) and should be read together with the applicable preliminary prospectus supplement dated August 8, 2016 (including the documents incorporated by reference therein and the base prospectus dated August 8, 2016 in respect thereof) relating to such offerings.  The information in this pricing term sheet supersedes the information in the preliminary prospectus supplements to the extent that it is inconsistent therewith. Terms used but not defined herein have the meanings ascribed to them in the applicable preliminary prospectus supplement.

The offering of the Shares and the offering of the Notes are separate offerings that are being made pursuant to separate prospectus supplements.  The closing of the offering of the Shares is not conditioned upon the closing of the offering of the Notes, and the closing of the offering of the Notes is not conditioned upon the closing of the offering of the Shares. In addition, neither the closing of the offering of the Shares nor the closing of the offering of the Notes are conditioned on, or are a condition to, the consummation of the Acquisition (as defined in the applicable prospectus supplement).

16,000,000 Shares of Common Stock

Issuer:	SM Energy Company

NYSE Symbol:	SM

Shares Offered:	16,000,000 shares of common stock (excluding an option to purchase 2,400,000 additional shares)

Price to Public:	$30.00 per share

Net Proceeds:

Approximately $461.7 million (or approximately $531 million if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and commissions and estimated offering expenses.

Closing Date:	August 12, 2016

Use of Proceeds:

If the Acquisition is consummated, the Issuer intends to use the net proceeds from this offering to partially fund the Acquisition.  If the Acquisition is not consummated, the Issuer intends to use the net proceeds from this offering for general corporate purposes, which may include, among other things, reducing indebtedness, acquiring properties, and funding a portion of its exploration and production activities and working capital. See “Use of proceeds” in the preliminary

Annex I-1

prospectus supplement for the Shares.

Joint Book-Running Managers:	Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Barclays Capital Inc. BBVA Captital Markets, LLC RBC Capital Markets, LLC

$150,000,000 1.50% Convertible Senior Notes due 2021

Issuer:	SM Energy Company

NYSE Symbol:	SM

Securities Offered:	1.50% Convertible Senior Notes due 2021

Offering Size:	$150,000,000 aggregate principal amount (or $172,500,000 aggregate principal amount if the underwriters exercise their over-allotment option in full)

Public Offering Price:	100% of the principal amount, plus accrued interest, if any, from the Settlement Date

Net Proceeds:

Approximately $144.6 million (or $166.4 million if the underwriters exercise their over-allotment option in full) after deducting underwriting discounts and commissions and estimated offering expenses, but without giving effect to the cost of the capped call transactions.

Use of Proceeds:

The Issuer intends to use approximately $20.9 million of the net proceeds from the Notes offering to pay the cost of the capped call transactions described below. If the Acquisition is consummated, the Issuer intends to use the remainder of the net proceeds from this offering to partially fund the Acquisition. If the Acquisition is not consummated, the Issuer’s management will have broad discretion in the application of the net proceeds of this offering.  If the underwriters exercise their over-allotment option, the Issuer expects to use a portion of the net proceeds from the sale of the additional Notes to enter into additional capped call transactions.  See “Use of proceeds” in the preliminary prospectus supplement for the Notes.

Maturity:	July 1, 2021, unless earlier purchased or converted

Interest Rate:	1.50% per annum payable semiannually in arrears in cash

Interest Payment Dates:	January 1 and July 1, beginning January 1, 2017

No Redemption:	The Issuer may not redeem the Notes prior to the maturity date. No sinking fund is provided for the Notes.

Capped Call Transactions:	In connection with the pricing of the Notes, the Issuer entered into capped call

Annex I-2

transactions with one or more of the underwriters or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to reduce potential dilution to the Issuer’s common stock upon any conversion of Notes and/or offset any cash payments the Issuer is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap.

Initial Conversion Rate:	24.6914 shares of common stock per $1,000 principal amount of Notes

Initial Conversion Price:	Approximately $40.50 per share of common stock

Conversion Premium:	Approximately 35% above the Price to Public of the Shares

Make-Whole Premium Upon Conversion Upon a Make-Whole Fundamental Change:

If certain corporate events as described in the preliminary prospectus supplement for the Notes occur at any time prior to the maturity date, each of which is referred to as a “make-whole fundamental change,” the conversion rate for any Notes converted following such make-whole fundamental change will, in certain circumstances and for a limited period of time, be increased by a number of additional shares of common stock. The number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes will be determined by reference to the following table and is based on the effective date of such make-whole fundamental change and the applicable “stock price” (as defined in the preliminary prospectus supplement for the Notes) per share of common stock for the make-whole fundamental change:

Effective	Stock Price
Date	$30.00	$35.00	$40.50	$45.00	$50.00	$60.00	$70.00	$80.00	$100.00	$120.00	$140.00	$160.00
August 12, 2016	8.6419	6.3246	4.6264	3.6504	2.8508	1.8078	1.1899	0.8018	0.3732	0.1648	0.0562	0.0031
July 1, 2017	8.6419	6.2403	4.4654	3.4607	2.6502	1.6190	1.0290	0.6710	0.2938	0.1218	0.0381	0.0018
July 1, 2018	8.6419	6.0691	4.2032	3.1704	2.3562	1.3583	0.8171	0.5058	0.1999	0.0738	0.0192	0.0004
July 1, 2019	8.6419	5.7466	3.7654	2.7089	1.9094	0.9930	0.5424	0.3065	0.1002	0.0275	0.0027	0.0000
July 1, 2020	8.6419	5.1146	2.9521	1.8956	1.1758	0.4818	0.2151	0.1021	0.0223	0.0014	0.0000	0.0000
July 1, 2021	8.6419	3.8800	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:

•                  between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

Annex I-3

•                  in excess of $160.00 per share (subject to adjustment), no additional shares will be added to the conversion rate; and

•                  less than $30.00 per share (subject to adjustment), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, the conversion rate will not be increased to more than 33.3333 shares per $1,000 principal amount of Notes, although the Issuer will adjust such number of shares for the same events for which the Issuer must adjust the conversion rate as described under “Description of Notes—Conversion rights—Conversion rate adjustments” in the preliminary prospectus supplement for the Notes.

Trade Date:	August 9, 2016

Settlement Date:	August 12, 2016

CUSIP/ISIN:	78454L AM2 / US78454LAM28

Joint Book-Running Managers:	Wells Fargo Securities, LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC

Other Information Applicable to both Offerings

We will incur significant transaction costs and expenses in connection with the Acquisition, and completion of the acquisition will increase our indebtedness.

We expect to incur a number of significant transaction-related costs and expenses associated with the Acquisition.  We continue to assess the magnitude of these costs, and additional unanticipated costs may be incurred in the integration of the properties to be acquired, which may be significant.

We intend to finance a portion of the purchase price of the Acquisition and any transaction-related costs and expenses with the proceeds from these offerings, and we expect that the remaining portion of the purchase price and related fees and expenses will be funded with proceeds from asset sales pursuant to definitive agreements currently in place, asset sales contemplated as part of our continued portfolio management (including the divestiture of our outside operated position in the Eagle Ford shale), borrowings under our Credit Agreement or borrowings under the Bridge Facility.  This increase in our indebtedness may reduce our flexibility to respond to changing business and economic conditions or to fund capital expenditures or working capital needs.  Based on a preliminary conversation with a rating agency, it is possible that the Acquisition and related financing could have a negative impact on our outlook.  In addition, there can be no assurance that we will be able to successfully consummate any divestitures, whether pending or contemplated.

The Issuer has filed a registration statement, including a prospectus, and preliminary prospectus supplements with the Securities and Exchange Commission, or SEC, for the offerings to which this communication relates. Before you invest, you should read the prospectus and preliminary prospectus supplements in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and these offerings. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the prospectus, the preliminary prospectus supplements, and the final prospectus supplements when available, may be obtained by contacting Wells Fargo Securities, LLC, Attn: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, Phone: (800) 326-5897, Email: cmclientsupport@wellsfargo.com; or by calling BofA Merrill Lynch at 1-800-294-1322.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS

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COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

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